UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 1, 2012

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.          Regulation FD Disclosure.

Liquidity Services Inc. (the “Company”), confirms that it is currently engaged in discussions with GoIndustry-DoveBid plc, a company incorporated under the laws of England and Wales (“Go-Dove”), to make an all-cash offer for all of the outstanding shares of Go-Dove at a proposed price of approximately 73 pence per share, or £7,154,000 for all of the outstanding shares.  On May 1, 2012, in response to market rumors and recent movement in its share price, Go-Dove disclosed the existence of these discussions in compliance with the City Code on Takeovers and Mergers in the UK (the “Takeover Code”); a copy of Go-Dove’s disclosure is attached hereto as Exhibit 99.1.  In accordance with Rule 2.6(a) of the Takeover Code, the Company will have until 5.00pm (London time) on May 29, 2012 (or such later time and/or date as may be agreed by the Takeover Panel) to announce either a firm intention to make an offer for Go-Dove or that it does not intend to make an offer.  There can be no assurance that the Company will make an offer for Go-Dove at the above-mentioned price or at all, or if the Company does make an offer to acquire the outstanding shares of Go-Dove, that such offer will be consummated.  In the event that the Company makes such an offer, the offer will be subject to compliance with the Takeover Code and the laws of England and Wales, as well as to additional requirements and conditions agreed with Go-Dove.

Go-Dove, quoted on the London Stock Exchange’s AIM market (Epic: GOI), is a global provider of asset management, auction and valuation services and delivers innovative solutions that help its clients to value assets accurately, optimize asset utilization and reduce costs.

In accordance with general instructions B.2 and B.6 of Form 8-K, the information in this report furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is filed as part of this report:

99.1	Response to Recent Movement in Share Price, dated May 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: May 1, 2012	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Response to Recent Movement in Share Price, dated May 1, 2012.